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                                                                     EXHIBIT 4.6


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 21st day of July, 2000 (the "Effective Date") by and among Ameritrade Holding Corporation, a Delaware corporation (together with its successors and assigns, including a corporate successor entity, "Ameritrade"), and J. Roderick Heller, III and Dennis Hooks (the "Stockholder Representatives") as representatives of each stockholder of Financial Passport, Inc., a Delaware Corporation ("FPI"), as of the date of this Agreement (such FPI stockholders collectively referred to as the "Investors").

                                    RECITALS

         WHEREAS, Ameritrade, OM Acquisition Sub I, Inc. ("Merger Sub") and OnMoney Financial Services Corporation ("OnMoney"), each wholly owned subsidiaries of Ameritrade, and FPI have entered into a Merger Agreement dated as of even date herewith (the "Merger Agreement"), providing for the merger of Merger Sub with and into FPI upon which the stockholders of FPI shall receive shares of Ameritrade common stock (the "Merger Shares"); and

         WHEREAS, pursuant to the Merger Agreement and as a condition to the Merger, the Company and the Investors were to enter into a "Piggyback Registration Rights Agreement" with respect to the Merger Shares;

         NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions set forth herein, the parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement. For the purposes of this Agreement:

                  "Commission" means the U.S. Securities and Exchange Commission or any other governmental authority from time to time administering the Securities Act.

                  "Common Shares" means shares of common stock of Ameritrade.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended or any similar federal statute and the rules and the regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 9 hereof.

                  "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" means (i) the Merger Shares, (ii) any common stock of Ameritrade issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in


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exchange for or in replacement of, the Merger Shares, and (iii) any Common
Shares delivered to FPI stockholders upon forfeiture of restricted Ameritrade stock by former option holders of FPI pursuant to Restricted Stock Agreements executed by such option holders on or prior to the date of this Agreement, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under Section 2 are not assigned. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been transferred in accordance with such registration statement, (b) such securities shall have been sold to the public pursuant to Rule 144 or the Holder is free to sell all such securities without volume or manner of sale restrictions pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) they shall have ceased to be outstanding.

                  "Registration Expenses" means all expenses incident to Ameritrade's performance of or compliance with Section 2, including, without limitation, (a) any allocation of salaries and expenses of Ameritrade personnel or other general overhead expenses of Ameritrade, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by Ameritrade in the ordinary course of business; (b) all Registration, application, filing, transfer fees, exchange listing fees, and register fees; (c) all NASD fees and fees and expenses of Registration or qualification of Registrable Securities under state securities or blue sky laws;
(d) all word processing, duplicating and printing expenses, messenger and delivery expenses; (e) the fees and expenses of counsel for Ameritrade and the fees of Ameritrade's independent accountants, including the expenses of customary "cold comfort" letters required by or incident to such performance and compliance; and (f) any fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall exclude: (i) broker or underwriting fees, discounts, selling commissions and transfer taxes, if any, in respect of the Registrable Securities, (ii) all out-of-pocket expenses of Selling Holders' brokers or dealers, and (iii) all fees and disbursements of counsel for Selling Holders or any such brokers or dealers, all of which shall be borne by the Selling Holders.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Selling Holder" means any Holder that has requested inclusion of Registrable Securities held by such Holder in a Registration by the Company pursuant to Section 2 hereof.

         2. PIGGYBACK REGISTRATION. If (but without any obligation to do so) (a) Ameritrade proposes to register (including for this purpose a registration effected by Ameritrade for any stockholders other than Investors) any of its Common Shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a Registration relating solely to the sale of securities to participants in an Ameritrade stock plan, or on Form S-4 with respect to any merger, consolidation or acquisition) and (b) a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Investors, Ameritrade will, prior to such filing, give written notice to all Holders



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of its intention to do so. Each Holder shall have fifteen (15) days after receiving such notice to deliver to Ameritrade a written request specifying the amount of Registrable Securities that such Holder intends to sell and its intended method of disposition of such Registrable Securities. Upon the receipt of such request, Ameritrade shall use commercially reasonable efforts to cause all Registrable Securities Ameritrade has been requested by such Holder or Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders; provided, however, that Ameritrade shall have the right, prior to the effective date of the registration statement, to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to any Holder.

         3. UNDERWRITING REQUIREMENTS. In connection with any proposed registration as to which Holders have a right to notice under Section 2 and that involves an underwriting:

                  (a) The Company shall not be required to include any Registrable Securities in such offering unless the Holders thereof accept the terms of the underwriting as agreed upon between Ameritrade and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by Ameritrade; and

                  (b) If the underwriter for the offering advises Ameritrade that the number of Registrable Securities requested to be included will adversely affect the success of the offering, Ameritrade shall include in such offering only the quantity of Registrable Securities, if any, that the underwriter advises will not adversely affect the success of the offering, allocated, pro rata, among the Selling Holders based upon the number of Common Shares each such person shall have requested Ameritrade to include in the offering.

         4. ALLOCATION OF EXPENSES. Ameritrade will pay all Registration Expenses of all Registrations under this Agreement.

         5. OBLIGATIONS OF AMERITRADE. Whenever required under this Agreement to effect the Registration of any Registrable Securities under this Agreement, Ameritrade shall, as expeditiously as reasonably possible:

                  (a) File with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective until the earlier of (i) ninety (90) days, or if such registration statement is related to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as is required to complete the distribution of all of the securities covered by such registration statement (but in any event not before the expiration of any longer period required under the Securities Act).

                  (b) Prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with the registration as may be necessary to comply with the provisions of the Securities Act with respect



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to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the Selling Holder or Selling Holders thereof set forth in such registration statement, including at the request of any Selling Holder, any amendments or supplements necessary to reflect any information regarding such Selling Holder or its plan of distribution, until the time as the Registrable Securities cease to be Registrable Securities;

                  (c) Furnish to each Selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Selling Holders; provided, however, that if Ameritrade has delivered preliminary or final prospectuses to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Ameritrade shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to Ameritrade. Ameritrade shall promptly provide the Selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Securities;

                  (d) Use commercially reasonable efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the Selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Selling Holders; provided, however, that Ameritrade shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided, however, that each Selling Holder participating in such underwriting shall also enter into and perform its obligations under such agreement; and

                  (f) Promptly notify each Selling Holder of Registrable Securities covered by such registration statement at any time of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         6. CERTAIN OBLIGATIONS OF HOLDERS. It shall be a condition precedent to the obligations of Ameritrade to take any action under this Agreement with respect to the Registrable Securities of any Selling Holder that such Holder meet the following conditions:



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                  (a) Holder shall furnish to Ameritrade such information
regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder's Registrable Securities;

                  (b) All information specifically with respect to such Holder furnished to Ameritrade by or on behalf of Holder for use in connection with the preparation of any registration statement relating to such Registrable Securities shall be true and correct in all material respects and shall not omit any material fact necessary to make such information, in light of the circumstances under which it was disclosed, not misleading;

                  (c) Such Holder shall distribute in connection with the offering and sale of the Registrable Securities the prospectus or other offering material permitted by the Securities Act and prepared by the Company, and only such materials;

                  (d) Such Holder will comply with the provisions of the Exchange Act and the regulations thereunder;

                  (e) To assist Ameritrade in qualifying the Registrable Securities for sale under applicable state securities laws, such Holder will advise Ameritrade of each jurisdiction in which it intends to offer or sell any or all Registrable Securities, and will agree not to offer or sell any Registrable Securities in any jurisdiction where the Registrable Securities are not registered or exempt from registration;

                  (f) Such Holder will inform Ameritrade in writing of any and all sales, or other transfers or dispositions of any Registrable Securities made pursuant to the registration statement within fifteen (15) calendar days following each such disposition;

                  (g) In the event of any underwritten public offering of any Registrable Securities pursuant to Section 2, such Holder shall enter into and perform its obligations under an underwriting agreement, in the form agreed upon by Ameritrade and the underwriters selected by it that is customary for the type of transaction contemplated;

                  (h) Upon the receipt of notice from Ameritrade of the happening of any event described in Section 5(f), or upon the issuance of any stop order or other order suspending the effectiveness of the registration statement, such Holder will immediately discontinue disposition of the Registrable Securities pursuant to the registration statement until the filing of the effective post-effective amendment or the supplemented prospectus referred to in Section 5 or until the withdrawal of such stop order or other order, as applicable, and, if so directed by Ameritrade, such Holder will deliver to Ameritrade (at Ameritrade's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of its receipt of such notice.

         7. INDEMNIFICATION AND CONTRIBUTION. In the event of any Registration of any of the Registrable Securities under the Securities Act pursuant to this
Agreement:

                  (a) Ameritrade will indemnify and hold harmless each Selling Holder of such Registrable Securities, each underwriter of such Registrable Securities, and each other person, if any, who controls such Selling Holder or underwriter within the meaning of the



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Securities Act or the Exchange Act (collectively, the "Indemnified Selling
Holder Parties"), against any losses, claims, damages, or liabilities, joint or several, to which such Selling Holder, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon a claim by a third party alleging any of the following statements, omissions or violations (collectively the "Indemnified Violations"): (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement; (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Ameritrade of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. Ameritrade will reimburse such Indemnified Selling Holder Party for any legal (to the extent provided in Section 7(c)) and other expenses reasonably incurred in connection with defending any such Indemnified Violation; provided, however, that:

                           (x) The indemnity agreement contained in this Section
7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Ameritrade (which consent shall not be unreasonably withheld), nor shall Ameritrade be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an Indemnified Violation which occurs in reliance upon and in conformity with written information furnished by any Indemnified Selling Holder Party expressly for use in connection with such registration;

                           (y) Ameritrade will not be required to indemnify any
Indemnified Selling Holder Party to the extent that any loss, claim, damage, liability or action results from such party selling Registrable Securities (1) to anyone to whom there was not sent or given, at or prior to the written confirmation of the sale of such Registrable Securities, a copy of the prospectus, as most recently amended or supplemented, if Ameritrade has previously furnished or made available to the sellers of the Registrable Securities copies thereof or (2) during any period following written notice by Ameritrade to such party of an event described in Section 5(f) or of the issuance of any stop order or other order suspending the effectiveness of the registration statement; and

                           (z) The indemnity provided in this Section 7(a) with
respect to any preliminary prospectus shall not apply, if the untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus.

                  (b) Each Selling Holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless Ameritrade, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Ameritrade or any such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the "Indemnified Ameritrade Parties"), against any losses, claims, damages, or liabilities, joint or several, to which such Indemnified Ameritrade Parties may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or



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liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Holder furnished in writing to Ameritrade by or on behalf of such Selling Holder specifically for use in connection with the preparation of such registration statement, prospectus, amendment, or supplement. Such Selling Holder will reimburse each of the Indemnified Ameritrade Parties for any legal and other expenses reasonably incurred in connection with defending any such claim, liability, demand, loss or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Holder (which consent will not be unreasonably withheld); and provided, further, that the obligations of each Selling Holder hereunder shall be limited to an amount equal to the proceeds to such Selling Holder from Registrable Securities sold in connection with such Registration.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The failure by the Indemnified Party to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, to the extent such failure is prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 7(c), but the omission so to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(c). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigations, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Selling Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by



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the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, in each such case, Ameritrade and such Selling Holder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and Ameritrade is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  (e) The obligations of Ameritrade and Holders under this
Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, or otherwise.

         8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of Ameritrade to the public without Registration, for so long as any Investor shall hold Registrable Securities Ameritrade agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) File with the Commission in a timely manner all reports and other documents required of Ameritrade under the Securities Act and the Exchange Act; and

                  (c) Furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Ameritrade that it has complied with the reporting requirements of Rule 144 under the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Ameritrade and such other reports and documents so filed by Ameritrade, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

         9. TRANSFER OF REGISTRATION RIGHTS. The Registration rights of any Holder under this Agreement may not be transferred except as to any affiliate of the Holder; provided, however, that Ameritrade is given written notice from the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights hereunder are being transferred. As a condition to the effectiveness of any transfer permitted hereunder (i) the transferee shall agree, in writing, upon request of Ameritrade, to be



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bound by the provisions of this Agreement, and (ii) Ameritrade shall be given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such Registration rights are being assigned.

         10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended or the observance thereof may be waived either generally or in a particular instance and either retroactively or prospectively, only with the written consent of Ameritrade and 66 2/3% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of any Registrable Securities, each future Holder of Registrable Securities, the Investors and Ameritrade. Nothing herein shall prevent a holder of Registrable Securities from waiving its individual rights. The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Common Shares outstanding and the number of Common Shares issuable pursuant to then exercisable or convertible securities, which are, in each case, Registrable Securities.

         11. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter hereof.

                  (b) Specific Performance. The parties agree that irreparable damage would occur and that neither the Investors nor Ameritrade would have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other parties of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity.

                  (c) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Except as provided in Section 7, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

                  (d) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent by courier service or certified mail, return receipt requested, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below:



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                           If to Ameritrade:

                           Ameritrade Holding Corporation
                           132 National Business Parkway, Suite 101
                           Annapolis Junction, MD 20701
                           Fax: 240-568-3480
                           Attention: General Counsel

                           With a copy to:

                           Mayer, Brown & Platt
                           190 LaSalle Street
                           Chicago, IL. 60603
                           Attention: Carol S. Rivers, Esq.
                           Fax: 312-701-7711

                           If to the Investors:

                           J. Roderick Heller III
                           [to complete]

                           With a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                           Attn: Russell J. Bruemmer, Esq.
                           Fax: (202) 663-6363

or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. Notice given hereunder will operate and be deemed effective and received (a) in the case of facsimile, when received by recipient and sender has received an electronic confirmation of receipt of the transmission (provided, however, that such transmission and confirmation are received by 5:00 p.m. on a business day; otherwise, such transmission shall be deemed to have been received on the next business day);
(b) in the case of delivery by courier, upon the date of delivery indicated in the records of such courier; or (c) in the case of certified mail, upon signing of the return receipt.

                  (e) Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



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                  (f) Further Assurances. Each of the parties hereto agrees to execute and deliver those writings and documents reasonably required to more fully carry out the purposes of this Agreement and the transactions contemplated hereby.

                  (g) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, exclusive of any choice of law principles that would result in a choice of law other than the laws of the State of New York, except to the extent superseded or preempted by the laws of the United States. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under said laws; provided, however, that if any provision of this Agreement shall be held to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remainder of the provisions of this Agreement.

                  (h) Consent of Jurisdiction. The parties consent to and waive any objection to the jurisdiction of the United States District Court for the State of New York, or any state court located in New York, over the person of any party to this Agreement, for purposes of any action brought under or as the result of a breach of this Agreement. The parties agree that venue of any action brought under or as the result of a breach of this Agreement shall be proper in the courts named above, and each party waives any objection to such venue.

                  (i) Market Stand-Off Agreement. Each Holder shall, if requested by the managing underwriter and only to the extent the same stand-off provision or a more restrictive such provision is imposed on directors and officers of the Company by the managing underwriter, during the period commencing on the date of the final prospectus relating to any underwritten public offering of securities by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The underwriters in connection with such public offerings by the Company are intended third party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


                           [Execution Page to Follow]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective duly authorized officers as of the day and year first above written.


AMERITRADE                              INVESTORS

AMERITRADE HOLDING                      By:
CORPORATION

/s/ John R. MacDonald                   /s/ J. Roderick Heller, III
-------------------------------         -------------------------------
By: John R. MacDonald                   J. Roderick Heller, III
Its: Vice President and                 As Stockholder Representative
     Chief Financial Officer



                                        By:

                                        /s/ Dennis Hooks
                                        -------------------------------
                                        Dennis Hooks
                                        As Stockholder Representative